Exhibit 99(e)(3)(i)

RBC FUNDS TRUST
FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT

          THIS FIRST AMENDMENT dated as of the 1st day of July, 2011, to the Distribution Agreement, dated as of the 28th day of December, 2009, (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

          WHEREAS, the parties have entered into the Agreement; and

          WHEREAS, the Trust and the Distributor desire to amend the Agreement to add funds; and

WHEREAS, Section 11 B. of the Agreement allows for its amendment by a written instrument executed by both parties.

          NOW, THEREFORE, the parties agree as follows:

          Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RBC FUNDS TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ Erik R. Preus	By:	/s/ James Schoenike

Name:	Erik R. Preus	Name: James R. Schoenike

Title:	President	Title: President

Amended Exhibit A to the Distribution Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series
RBC Mid Cap Value Fund
RBC U.S. Long Corporate Fund
RBC U.S. Investment Grade Corporate Fund
RBC U.S. High Yield Corporate Fund
RBC U.S. PRiSM 1 Fund
RBC U.S. PRiSM 2 Fund
RBC U.S. PRiSM 3 Fund
RBC U.S. Inflation-Linked Fund
RBC U.S. Securitized Asset Fund
Access Capital Community Investment Fund
Prime Money Market Fund
Tax-Free Money Market Fund
U.S. Government Money Market Fund
RBC Enterprise Fund
RBC Small Cap Core Fund
RBC SMID Cap Growth Fund
RBC Microcap Value Fund
RBC BlueBay Emerging Market Corporate Bond Fund
RBC BlueBay Emerging Market Select Bond Fund
RBC BlueBay Global High Yield Fund
RBC BlueBay Global Convertible Bond Fund